Exhibit 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS MAY TRAFFIC
TEMPE, Ariz., June 4, 2008 — US Airways Group, Inc. (NYSE: LCC) today reported May and year-to-date 2008 traffic results. Revenue passenger miles (RPMs) for the month were 5.4 billion, up 0.6 percent from May 2007. Capacity was 6.5 billion available seat miles (ASMs), flat versus May 2007. Passenger load factor for the month of May was 82.3 percent, up 0.4 points versus May 2007.
“Our May consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased between two and four percent when compared to the same period last year. Despite a stream of negative economic news, bookings have remained robust throughout the month of May and continue to show strength as we head into the busy summer travel season.
“In addition, our team of 36,000 employees has built on the momentum established in the first quarter by continuing our industry leading operational performance. As reported in the Department of Transportation’s (DOT) April Air Travel Consumer Report, we again placed in the top three among our peers for on-time performance for the fifth consecutive month. These results reflect the hard work and determination of the entire US Airways team. We look forward to reporting on our continued successes in the future.” said US Airways President Scott Kirby.
For the month of May US Airways’ on-time performance as measured by the DOT was 83.6 percent, with a completion factor of 99.1 percent. The Company also set a one-day record since our merger with an on-time performance of 95.6 percent set on May 25.
The following summarizes US Airways Group’s traffic results for the month and year-to date ended May 30, 2008 and 2007, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline
May

	2008	2007	% Change

Mainline Revenue Passenger Miles (000)
Domestic	4,144,973	4,314,686	(3.9)
Atlantic	872,694	716,269	21.8
Latin	368,517	324,596	13.5

Total Mainline Revenue Passenger Miles	5,386,184	5,355,551	0.6

Mainline Available Seat Miles (000)
Domestic	4,986,069	5,194,049	(4.0)
Atlantic	1,121,949	932,421	20.3
Latin	434,177	413,674	5.0

Total Mainline Available Seat Miles	6,542,195	6,540,144	—

Mainline Load Factor (%)
Domestic	83.1	83.1	—	pts
Atlantic	77.8	76.8	1.0	pts
Latin	84.9	78.5	6.4	pts

Total Mainline Load Factor	82.3	81.9	0.4	pts

Mainline Enplanements
Domestic	4,264,810	4,684,050	(9.0)
Atlantic	219,903	184,204	19.4
Latin	307,418	273,139	12.6

Total Mainline Enplanements	4,792,131	5,141,393	(6.8)
YEAR TO DATE

	2008	2007	% Change
Mainline Revenue Passenger Miles (000)
Domestic	20,048,087	20,758,045	(3.4)
Atlantic	2,929,036	2,413,161	21.4
Latin	2,039,914	1,847,669	10.4

Total Mainline Revenue Passenger Miles	25,017,037	25,018,875	—
Mainline Available Seat Miles (000)
Domestic	24,613,511	25,699,635	(4.2)
Atlantic	3,969,648	3,324,953	19.4
Latin	2,473,058	2,415,999	2.4

Total Mainline Available Seat Miles	31,056,217	31,440,587	(1.2)
Mainline Load Factor (%)
Domestic	81.5	80.8	0.7	pts
Atlantic	73.8	72.6	1.2	pts
Latin	82.5	76.5	6.0	pts

Total Mainline Load Factor	80.6	79.6	1.0	pts
Mainline Enplanements
Domestic	20,704,570	22,112,629	(6.4)
Atlantic	747,492	616,345	21.3
Latin	1,627,640	1,472,350	10.5

Total Mainline Enplanements	23,079,702	24,201,324	(4.6)
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
May

	2008	2007	% Change

Express Revenue Passenger Miles (000)
Domestic	195,353	210,012	(7.0)

Express Available Seat Miles (000)
Domestic	283,266	290,833	(2.6)

Express Load Factor (%)
Domestic	69.0	72.2	(3.2	)pts

Express Enplanements
Domestic	696,848	762,625	(8.6)
YEAR TO DATE

	2008	2007	% Change

Express Revenue Passenger Miles (000)
Domestic	887,156	1,007,281	(11.9)

Express Available Seat Miles (000)
Domestic	1,338,609	1,446,243	(7.4)

Express Load Factor (%)
Domestic	66.3	69.6	(3.3	)pts

Express Enplanements
Domestic	3,168,187	3,491,336	(9.3)
Notes:
1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.
May

	2008	2007	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	4,340,326	4,524,698	(4.1)
Atlantic	872,694	716,269	21.8
Latin	368,517	324,596	13.5

Total Consolidated Revenue Passenger Miles	5,581,537	5,565,563	0.3

Consolidated Available Seat Miles (000)
Domestic	5,269,335	5,484,882	(3.9)
Atlantic	1,121,949	932,421	20.3
Latin	434,177	413,674	5.0

Total Consolidated Available Seat Miles	6,825,461	6,830,977	(0.1)

Consolidated Load Factor (%)
Domestic	82.4	82.5	(0.1	)pts
Atlantic	77.8	76.8	1.0	pts
Latin	84.9	78.5	6.4	pts

Total Consolidated Load Factor	81.8	81.5	0.3	pts

Consolidated Enplanements
Domestic	4,961,658	5,446,675	(8.9)
Atlantic	219,903	184,204	19.4
Latin	307,418	273,139	12.6

Total Consolidated Enplanements	5,488,979	5,904,018	(7.0)
YEAR TO DATE

	2008	2007	% Change

Consolidated Revenue Passenger Miles (000)
Domestic	20,935,243	21,765,326	(3.8)
Atlantic	2,929,036	2,413,161	21.4
Latin	2,039,914	1,847,669	10.4

Total Consolidated Revenue Passenger Miles	25,904,193	26,026,156	(0.5)

Consolidated Available Seat Miles (000)
Domestic	25,952,119	27,145,878	(4.4)
Atlantic	3,969,648	3,324,953	19.4
Latin	2,473,058	2,415,999	2.4

Total Consolidated Available Seat Miles	32,394,825	32,886,830	(1.5)

Consolidated Load Factor (%)
Domestic	80.7	80.2	0.5	pts
Atlantic	73.8	72.6	1.2	pts
Latin	82.5	76.5	6.0	pts

Total Consolidated Load Factor	80.0	79.1	0.9	pts

Consolidated Enplanements
Domestic	23,872,757	25,603,965	(6.8)
Atlantic	747,492	616,345	21.3
Latin	1,627,640	1,472,350	10.5

Total Consolidated Enplanements	26,247,889	27,692,660	(5.2)
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

Other Notable Accomplishments
US Airways is also providing a brief update on notable company accomplishments during the month of May:
•	Distributed $50 payouts for the airline’s 36,000 employees for meeting March on-time arrivals goal as measured by the DOT (number one among the ten largest airlines).
•	Introduced redesigned and updated flight attendant and airport customer service employee uniforms.
•	Successfully began offering choice seats, where customers can reserve window and aisle seat assignments in the first few rows in the main cabin during web check-in for a small fee.
US Airways is the fifth largest domestic airline employing more than 36,000 aviation professionals worldwide. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,500 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. US Airways is a member of the Star Alliance network, which offers our customers 18,000 daily flights to 965 destinations in 162 countries worldwide. This press release and additional information on US Airways can be found at www.usairways.com. (LCCT)

Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of changes in fuel prices and significant disruptions in fuel supply; the impact of future significant operating losses; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations; reliance on third party service providers and the impact of any failure or disruption by these providers; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; government legislation and regulation, including environmental regulation; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; security-related and insurance costs; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers and reliance on those vendors and service providers; changes in prevailing interest rates; our high level of fixed obligations (including compliance with financial covenants related to those obligations) and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes; costs of ongoing data security compliance requirements and the impact of any data security breach; the impact of industry consolidation; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the ability to attract and retain qualified personnel; interruptions or disruptions in service at one or more of our hub airports; the impact of any accident involving the Company’s aircraft; weather conditions; the impact of foreign currency exchange rate fluctuations; the ability to use pre-merger NOLs and certain other tax attributes; ability to integrate management, operations and labor groups following the merger; the ability of the Company to maintain adequate liquidity; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; the cyclical nature of the airline industry; the impact of economic conditions; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2008 and in the Company’s filings with the SEC, which are available at www.usairways.com
-LCC-